Exhibit 99.1

Ribbon Communications Inc. Reports
First Quarter 2023 Financial Results

7% Revenue Growth Year Over Year

IP Optical Networks Sales up 13% and Cloud & Edge Enterprise up 62%

Continued Strong Bookings Momentum

April 26, 2023

Conference Call Details

Conference call to discuss the Company’s financial results for the first quarter ended March 31, 2023 on April 26, 2023, via the investor section of its website at investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date: April 26, 2023

Time: 4:30 p.m. (ET)
Dial-in number (USA): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until May 10, 2023 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13737753.

Investor Relations
+1 (978) 614-8050
ir@rbbn.com

Media Contact
Catherine Berthier
+1 (646) 741-1974
cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the first quarter of 2023.

Revenue for the first quarter of 2023 was $186 million, compared to $173 million for the first quarter of 2022.

“I’m pleased to report that we generated 7% revenue growth year over year, with Cloud & Edge sales up 4% on the strength of 62% higher sales to Enterprises, coupled with IP Optical Networks sales up 13%. This is our third quarter in a row of double-digit year-over-year revenue growth in our IP Optical Networks segment. Bookings in the quarter for this segment were 1.6x led by robust demand in India and EMEA,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. McClelland continued, “Based on the solid start to the year and bookings strength, and the implementation of previously announced spending reductions, we are maintaining our positive outlook and guidance for 2023.”

Financial Highlights[1]

	Three months ended
	March 31,
In millions, except per share amounts	2023	2022
GAAP Revenue	$186	$173
GAAP Net income (loss)	$(38)	$(70)
Non-GAAP Net income (loss)	$(3)	$(12)
Non-GAAP Adjusted EBITDA	$(2)	$(9)
GAAP diluted earnings (loss) per share	$(0.23)	$(0.47)
Non-GAAP diluted earnings (loss) per share	$(0.02)	$(0.08)
Weighted average shares outstanding basic	169	149
Weighted average shares outstanding diluted	175	154

[1] Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Cash, cash equivalents, and restricted cash totaled $46 million at March 31, 2023.

“In the first quarter of 2023, we made progress on two of our key financial objectives. First, we enhanced our capital structure with an $80 million debt repayment funded by $25 million of cash on hand and the proceeds from a $55 million private placement of preferred stock and warrants. Second, we continued to execute on our plan to improve efficiency with operating expenses 4% lower year over year, and we believe we are on track to meet or exceed our targeted expense reductions for 2023,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Business Outlook1

For the second quarter of 2023, the Company projects revenue of $205 million to $215 million, Non-GAAP gross margin is projected in a range of 50.5% to 51.5%, and Adjusted EBITDA is projected in a range of $17 million to $24 million.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

▪	May 31-June 1, 2023: TD Cowen 51st Annual Technology, Media & Telecom Conference
▪	September 19, 2023: Northland Capital Markets Institutional Investor Conference

About Ribbon
Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the second quarter of 2023 and beyond; customer engagement and momentum; plans and objectives for future operations, including cost reductions; capital structure changes and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and disputes, including between Russia and Ukraine and the impact of sanctions imposed as a result thereof; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring efforts; the impact of restructuring and cost-containment activities; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks resulting from rising interests rates and inflationary pressures; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2022. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with a certain ongoing contract litigation where Ribbon is defendant (as described in Note 25 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2022), the Company has incurred litigation costs beginning in the first quarter of 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned and generally not within its control. Accordingly, the Company believes that excluding the litigation costs related to this specific legal matter facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Decrease in Fair Value of Investments

The Company calculated the fair values of the debentures (the “Debentures”) and the warrants to purchase shares of AVCT common stock (the “AVCT warrants”) it received as consideration in connection with the Kandy Sale (prior to September 8, 2021) and the 13,700,421 shares of AVCT common stock received upon the conversion of the Debentures and AVCT warrants (effective September 8, 2021) and at each quarter-end until their disposal on August 29, 2022 when they were used as partial consideration in connection with the Company’s acquisition of perpetual software licenses from AVCT. The Company recorded any adjustments to their fair values in Other (expense) income, net. The Company excluded these gains and losses from the change in fair value of this investment because it believes that such gains or losses were not part of its core business or ongoing operations.

Preferred Stock and Warrant Liability Issuance Costs

The Company incurred $3.5 million of investment banking, advisory and legal fees in its March 2023 Private Placement of Series A Preferred Stock and warrants to purchase shares of the Company’s common stock, both of which are classified by the Company as liabilities that will be marked to market each reporting period. The Company excludes these issuance costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of other companies in its industry and it allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; impairment of goodwill; acquisition-, disposal- and integration-related expense; certain litigation costs; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Revenue:
Product	$93,318	$136,871	$81,990
Service	92,841	96,768	91,208
Total revenue	186,159	233,639	173,198

Cost of revenue:
Product	62,063	75,919	51,209
Service	35,305	36,088	35,667
Amortization of acquired technology	7,389	7,619	8,267
Total cost of revenue	104,757	119,626	95,143

Gross profit	81,402	114,013	78,055

Gross margin	43.7%	48.8%	45.1%

Operating expenses:
Research and development	51,304	50,517	52,690
Sales and marketing	35,399	37,939	37,619
General and administrative	14,045	13,172	12,862
Amortization of acquired intangible assets	7,264	7,350	7,275
Acquisition-, disposal- and integration-related	1,642	1,914	1,849
Restructuring and related	6,937	1,856	4,814
Total operating expenses	116,591	112,748	117,109

Income (loss) from operations	(35,189)	1,265	(39,054)
Interest expense, net	(6,422)	(5,911)	(4,001)
Other expense, net	4,772	(1,735)	(28,800)

Loss before income taxes	(36,839)	(6,381)	(71,855)
Income tax benefit (provision)	(1,466)	26,869	1,880

Net income (loss)	$(38,305)	$20,488	$(69,975)

Income (loss) per share:
Basic	$(0.23)	$0.12	$(0.47)
Diluted	$(0.23)	$0.12	$(0.47)

Weighted average shares used to compute income (loss) per share:
Basic	168,541	168,163	149,167
Diluted	168,541	172,213	149,167

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$45,858	$67,101
Restricted cash	176	161
Accounts receivable, net	255,146	267,244
Inventory	75,641	75,423
Other current assets	52,815	68,057
Total current assets	429,636	477,986

Property and equipment, net	43,412	44,832
Intangible assets, net	280,075	294,728
Goodwill	300,892	300,892
Deferred income taxes	65,902	53,649
Operating lease right-of-use assets	43,378	44,888
Other assets	28,365	38,589
	$1,191,660	$1,255,564

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$20,058
Accounts payable	84,008	95,810
Accrued expenses and other	102,000	85,270
Operating lease liabilities	14,973	15,416
Deferred revenue	121,761	113,939
Total current liabilities	342,800	330,493

Long-term debt, net of current	225,764	306,270
Warrant liability	5,496	-
Preferred stock liability	47,854	-
Operating lease liabilities, net of current	43,367	46,183
Deferred revenue, net of current	18,356	19,254
Deferred income taxes	3,757	3,750
Other long-term liabilities	31,338	31,187
Total liabilities	718,732	737,137

Commitments and contingencies

Stockholders' equity:
Common stock	17	17
Additional paid-in capital	1,945,525	1,941,569
Accumulated deficit	(1,492,049)	(1,453,744)
Accumulated other comprehensive income	19,435	30,585
Total stockholders' equity	472,928	518,427
	$1,191,660	$1,255,564

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(38,305)	$(69,975)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	3,510	3,885
Amortization of intangible assets	14,653	15,542
Amortization of debt issuance costs	1,065	527
Stock-based compensation	5,848	4,255
Deferred income taxes	(6,048)	(6,773)
Realized gain on swap sale	(7,301)	-
Decrease in fair value of investments	-	27,027
Foreign currency exchange (gains) losses	(2,185)	1,105
Changes in operating assets and liabilities:
Accounts receivable	19,742	60,461
Inventory	(2,917)	(11,837)
Other operating assets	15,031	(423)
Accounts payable	(10,405)	540
Accrued expenses and other long-term liabilities	11,521	(7,962)
Deferred revenue	6,924	(1,342)
Net cash provided by operating activities	11,133	15,030

Cash flows from investing activities:
Purchases of property and equipment	(2,413)	(3,471)
Net cash used in investing activities	(2,413)	(3,471)

Cash flows from financing activities:
Principal payments of term debt	(80,015)	(20,015)
Principal payments of finance leases	-	(198)
Payment of debt issuance costs	(1,562)	(370)
Proceeds from issuance of preferred stock and warrant liabilities	53,350	-
Proceeds from the exercise of stock options	1	-
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,893)	(1,812)
Net cash used in by financing activities	(30,119)	(22,395)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	171	(184)

Net decrease in cash, cash equivalents and restricted cash	(21,228)	(11,020)
Cash, cash equivalents and restricted cash, beginning of year	67,262	106,485
Cash, cash equivalents and restricted cash, end of period	$46,034	$95,465

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Stock-based compensation
Cost of revenue - product	$149	$132	$99
Cost of revenue - service	535	590	481
Cost of revenue	684	722	580

Research and development	1,262	1,373	1,206
Sales and marketing	2,129	1,656	1,371
General and administrative	1,773	1,461	1,098
Operating expense	5,164	4,490	3,675

Total stock-based compensation	$5,848	$5,212	$4,255

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
GAAP Gross margin	43.7%	48.8%	45.1%
Stock-based compensation	0.4%	0.3%	0.3%
Amortization of acquired technology	4.0%	3.3%	4.8%
Non-GAAP Gross margin	48.1%	52.4%	50.2%

GAAP Net (loss) income	$(38,305)	$20,488	$(69,975)
Stock-based compensation	5,848	5,212	4,255
Amortization of acquired intangible assets	14,653	14,969	15,542
Litigation costs	177	-	-
Acquisition-, disposal- and integration-related	1,642	1,914	1,849
Restructuring and related	6,937	1,856	4,814
Decrease in fair value of investments	-	-	27,027
Preferred stock and warrant liability issuance costs	3,545	-	-
Tax effect of non-GAAP adjustments	2,676	(28,950)	4,531
Non-GAAP Net (loss) income	$(2,827)	$15,489	$(11,957)

GAAP Diluted (loss) earnings per share	$(0.23)	$0.12	$(0.47)
Stock-based compensation	0.04	0.03	0.03
Amortization of acquired intangible assets	0.08	0.09	0.11
Litigation costs	-	-	-
Acquisition-, disposal- and integration-related	0.01	0.01	0.01
Restructuring and related	0.04	0.01	0.03
Decrease in fair value of investments	-	-	0.18
Preferred stock and warrant liability issuance costs	0.02	-	-
Tax effect of non-GAAP adjustments	0.02	(0.17)	0.03
Non-GAAP Diluted (loss) earnings per share	$(0.02)	$0.09	$(0.08)

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	168,541	168,163	149,167
Shares used to compute Non-GAAP diluted earnings per share	168,541	172,213	149,167

GAAP (Loss) income from operations	$(35,189)	$1,265	$(39,054)
Depreciation	3,510	3,607	3,885
Amortization of acquired intangible assets	14,653	14,969	15,542
Stock-based compensation	5,848	5,212	4,255
Litigation costs	177	-	-
Acquisition-, disposal- and integration-related	1,642	1,914	1,849
Restructuring and related	6,937	1,856	4,814
Non-GAAP Adjusted EBITDA	$(2,422)	$28,823	$(8,709)

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending June 30, 2023		Year ending December 31, 2023
	Range		Range
Revenue ($ millions)	$205	$215	$840	$870

Gross margin:
GAAP outlook	46.4%	47.5%	49.3%	50.4%
Stock-based compensation	0.5%	0.5%	0.3%	0.3%
Amortization of acquired technology	3.6%	3.5%	3.4%	3.3%
Non-GAAP outlook	50.5%	51.5%	53.0%	54.0%

Adjusted EBITDA ($ millions):
GAAP loss from operations	$(13.7)	$(6.7)	$(17.3)	$(2.3)
Depreciation	4.0	4.0	15.4	15.4
Stock-based compensation	7.9	7.9	22.0	22.0
Amortization of acquired intangible assets	14.7	14.7	56.9	56.9
Acquisition-, disposal- and integration-related	0.1	0.1	0.6	0.6
Restructuring and related	4.0	4.0	17.4	17.4
Non-GAAP outlook	$17.0	$24.0	$95.0	$110.0